UNIT PURCHASE AGREEMENT

     UNIT PURCHASE AGREEMENT (the “Agreement”) dated as of June 30, 2014, between NovaCopper Inc., a corporation organized and existing under the laws of the province of British Columbia, Canada (the “Seller”), and [•] (the “Purchaser”).

W I T N E S S:

     WHEREAS, the Seller proposes to complete a private placement (the “Private Placement”) of up to 6,521,740 units (each a “Unit”) of the Seller for an aggregate gross subscription price of up to US$7,500,001, such units to be issued at a subscription price of US$1.15 per Unit (the “Subscription Price”). Each Unit will be comprised of one common share of the Seller (a “Unit Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder thereof to acquire, subject to adjustment in certain circumstances, one common share of the Seller (each, a “Warrant Share”) at an exercise price of US$1.60, on or before 5:00 p.m. (Vancouver time) on the date that is 60 months from the closing of the Private Placement, and the certificate representing the Warrants will be substantially in the form attached hereto as Exhibit A;

     WHEREAS, the Purchaser is willing to participate in the Private Placement and to purchase from the Seller, and the Seller desires to sell to the Purchaser, [•] Units for the aggregate purchase price of US$[•];

     WHEREAS, terms used in this Agreement and not otherwise defined in this Agreement are defined in Appendix A hereto.

     NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein (the receipt and sufficiency whereof is hereby acknowledged), the Parties hereto, intending to be legally bound, hereby agree as follows:

     ARTICLE 1
PURCHASE AND SALE

1.1	Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller will sell and the Purchaser will purchase, the Units.

1.2

Transfers. The Unit Shares, Warrants and Warrant Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may only be transferred pursuant to exemptions or exclusions from the registration requirements of the Securities Act and applicable state securities laws, and that for so long as required under the Securities Act and applicable state securities laws, certificates representing the Unit Shares, Warrants and Warrant Shares will bear a legend to such effect. The Unit Shares, Warrants and Warrant Shares will also be subject to a four month hold period in Canada commencing on the Closing Date.

ARTICLE 2
PURCHASE PRICE AND CLOSING

2.1

Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by the Purchaser to the Seller to acquire the Units shall be the Subscription Price multiplied by the number of Units purchased by the Purchaser.

2.2

The Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) will occur at the offices of the Seller’s Canadian legal counsel. The Seller will give the Purchaser not less than two business days’ notice of the date of Closing (the “Closing Date”), which notice shall specify, among other things, the Purchase Price and the number of Shares to be acquired by the Purchaser pursuant to this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

3.1

Corporate Existence and Power; Subsidiary. The Seller and the Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated, and have all corporate powers required to carry on their business as now conducted and to own, lease and operate their properties and assets. The Seller and the Subsidiary are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller. The Seller is the registered and beneficial holder of 100% of the issued and outstanding shares in the capital of the Subsidiary and other than the Subsidiary, does not beneficially own equity securities or have any other economic interest in any other Person. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre- emptive, contractual or otherwise) obligating the Subsidiary to issue or sell any of its shares or securities or obligations of any kind convertible into or exchangeable for shares or other securities of the Subsidiary.

3.2

Charter, Bylaws and Corporate Records. The corporate records and minute books of the Seller and the Subsidiary have been maintained in material compliance with applicable laws, rules and regulations except for such noncompliance as would not subject the Seller to any penalty or fine of a material amount and contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Seller and the Subsidiary. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws, rules and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the shareholders of the Seller.

3.3	Pre-emptive Rights. No Person possesses any pre-emptive rights in respect of the Unit Shares, the Warrants or the Warrant Shares.

3.4	Capitalization.

(a)

The authorized capital of the Seller consists of an unlimited number of common shares, of which immediately prior to the closing of the Private Placement and the transactions contemplated by this Agreement, 53,707,957 common shares are issued and outstanding.

(b)	The outstanding common shares of the Seller have been duly and validly authorized and issued and are fully paid and non-assessable.

(c)	The certificates representing the Unit Shares and Warrant Shares comply with all applicable provisions of the Business Corporations Act (British Columbia), the TSX and NYSE-MKT.

(d)

The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Seller, from making any other distribution on the Subsidiary's capital stock, from repaying to the Seller any outstanding loans or advances made to the Subsidiary by the Seller or from transferring any of the Subsidiary's property or assets to the Seller.

3.5	Options, Warrants, Rights.

Except as set forth in Schedule 3.5 or as contemplated under the Private Placement:

(a)	there are no outstanding:

(i)	securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or the Subsidiary;

(ii)	options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or the Subsidiary; or

(iii)

commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or the Subsidiary of any capital stock or other equity interests of the Seller or the Subsidiary, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights;

(b)

neither the Seller nor the Subsidiary have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or the Subsidiary, except as contemplated in this Agreement; and

(c)

there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiary to file a registration statement under any securities law or which permit the holder thereof to include securities of the Seller or the Subsidiary in a registration statement filed by the Seller or the Subsidiary under any securities law, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or the Subsidiary for sale or distribution in any jurisdiction.

3.6	Public Filings.

(a)

The Seller has filed all documents and information required to be filed by it under applicable securities laws of the United States, Canada, any other nation, and states, provinces or localities of any of the foregoing, or any rules or regulations promulgated thereunder (collectively, “Securities Laws”) or with the TSX or NYSE-MKT (all such documents filed prior to the date hereof, the “Public Disclosure Documents”) since December 1, 2011. None of the Public Disclosure Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively a “Misrepresentation”), it being acknowledged that if there is any inconsistency between two or more documents comprising the Public Disclosure Documents regard shall be had to the most recently filed document. All of the Public Disclosure Documents, as of their respective dates (and as of the dates of any amendments thereto), complied as to both form and content in all material respects with the requirements of applicable Securities Laws or were amended on a timely basis to correct deficiencies identified by securities commissions or similar securities regulatory authorities. The Seller has not filed any confidential material change report with any securities regulatory authority that at the date hereof remains confidential. There is no material fact concerning the Seller which has not been disclosed in the Public Disclosure Documents filed on or before the date hereof.

(b)	There has not been any reportable event between the Seller and its auditors, (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations).

(c)

Except as disclosed in the Public Disclosure Documents there has not been any material adverse change with respect to the condition (financial or otherwise), prospects, earnings, business or properties of the Seller and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)

The Seller and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Seller believes that its and the Subsidiary's internal controls over financial reporting are effective and the Seller and the Subsidiary are not aware of any material weakness in their internal controls over financial reporting.

(e)

Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Public Disclosure Documents, there has been no change in the Seller's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Seller's internal control over financial reporting.

(f)

The Seller and the Subsidiary maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act and under Canadian Securities Laws); such disclosure controls and procedures are effective.

3.7

Reporting Issuer Status and TSX and NYSE-MKT Listing. As at the date hereof the Seller is a reporting issuer (within the meaning of Canadian Securities Laws) in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and the common shares of the Seller are registered under Section 12 of the Exchange Act. The Seller has not been placed on the list of defaulting issuers as maintained by the securities commissions in the reporting jurisdictions of the Seller for a default of any requirement of any Securities Laws, and neither the TSX, the NYSE-MKT nor any other regulatory authority having jurisdiction over the Seller has issued any Order preventing or suspending trading of any securities of the Seller. The common shares of the Seller are listed and posted for trading on the TSX and on NYSE-MKT and no other securities of the Seller or the Subsidiary are listed for trading or are quoted on any other stock exchange or quotation system.

3.8

Absence of Certain Changes. Since the date of the Seller’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the Public Disclosure Documents filed subsequent thereto, there has been no material adverse change and no material adverse development in the business, assets, liabilities (absolute, accrued, contingent or otherwise), properties, operations, condition (financial or otherwise), results of operations, capital or long-term debt of the Seller and the Subsidiary on a consolidated basis. Since the date of the Seller’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the Public Disclosure Documents filed subsequent thereto, neither the Seller nor the Subsidiary has (i) declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, or conducted its business, outside of the ordinary course of business; or (iii) made any material capital expenditures, individually or in the aggregate.United States Securities Laws.

(a)	The Seller is not an investment company registered or required to be registered under the U.S. Investment Company Act of 1940, as amended.

(b)	The Seller is not a “foreign private issuer” (as such term is defined in Rule 3b-1 under the Exchange Act.

(c)

The Seller and the Subsidiary are in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder that are effective as of the date hereof.

3.10	Securities Laws.

(a)

Neither the Seller nor the Subsidiary nor any agent acting on behalf of the Seller or the Subsidiary has taken or will take any action which might cause this Agreement to violate applicable Securities Laws, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchaser set forth in Article 4 are true, all offers and sales of Units by the Seller have been conducted and completed, and will be completed in connection with the Private Placement, by the Seller in compliance with applicable Securities Laws in all material respects.

(b)

All shares of the Seller and other securities issued by the Seller and the Subsidiary prior to the date hereof have been issued in transactions that were either distributions effected with a duly qualified prospectus in accordance with applicable Securities Laws or were registered offerings or were exempt from the prospectus and or registration requirements, as the case may be, under applicable Securities Laws and in compliance with all applicable corporate laws.

3.11	Corporate Authorization.

(a)

The execution, delivery and performance by the Seller of this Agreement and each of the other documents executed pursuant to and in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Units) have been duly authorized by all necessary corporate action, and no additional corporate or, subject to TSX or NYSE-MKT requirements, shareholder action is required for the approval of this Agreement.

(b)

The Unit Shares and the Warrant Shares have been duly reserved for issuance by the Seller and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein the Unit Shares and the Warrant Shares will be duly and validly issued, fully paid and non-assessable and will be issued to the Purchaser free of any Liens.

(c)

When issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, the Warrants will be duly and validly issued and will be issued to the Purchaser free of any Liens.

(d)

This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act, 2012 (British Columbia).

(e)

Computershare Investor Services Inc., at its principal offices in the city of Vancouver, is the duly appointed registrar and transfer agent of the Seller with respect to the common shares of the Seller.

3.12

Regulatory or Third Party Consents and Approvals. Other than obtaining the conditional approval of the TSX and NYSE-MKT to the Private Placement and sale of the Units to the Purchaser prior to the Closing Date and the listing and posting for trading of the Unit Shares and the Warrant Shares on the TSX and NYSE-MKT and filings required to be made following Closing under applicable Securities Laws in connection with the Private Placement, no consent, approval, Order or authorization of, or declaration of filing with, any Governmental Authority or any other third party is required to be obtained by the Seller in connection with the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, Orders or authorizations, or declarations or filings, as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

3.13

Governmental Authorization. Subject to obtaining the approval from TSX and NYSE- MKT and any other Governmental Authorizations, the execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Unit Shares, Warrants and Warrant Shares) by the Seller require no action by or in respect of, or filing with, any Governmental Authority.

3.14

Non-Contravention. The execution, delivery and performance by the Seller of this Agreement, and the consummation by the Seller of the transactions contemplated hereby and thereby (including, but not limited to, the issuance of the Unit Shares, the Warrants and the Warrant Shares) do not and will not:

(a)	contravene or conflict with the constating documents or resolutions of the Seller and the Subsidiary or any material agreement to which the Seller or the Subsidiary is a party or by which it is bound;

(b)

subject to obtaining the approval from TSX and NYSE-MKT and any other Governmental Authorizations, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation or Order binding upon or applicable to the Seller or the Subsidiary;

(c)

constitute a default (or would constitute a default with notice or lapse of time or both) under or give rise to a right of termination, cancellation, suspension, revocation, impairment, forfeiture, non-renewal, acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or the Subsidiary or under any material license, franchise, permit or other similar authorization held by the Seller or the Subsidiary; or

(d)	result in the creation or imposition of any Lien on any asset of the Seller or the Subsidiary.

3.15

Licenses; Compliance With Regulatory Requirements. The Seller and the Subsidiary hold all material Governmental Authorizations required under applicable law for the operation of the business of the Seller and the Subsidiary as currently operated. All of such Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and the Subsidiary are in material compliance with the terms of all such Governmental Authorizations. The Seller and the Subsidiary have not engaged in any activity that, to the knowledge of the Seller or the Subsidiary, could cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate Governmental Authorities in the ordinary course. None of the execution, delivery or performance of this Agreement would adversely affect the status of any of the Governmental Authorizations.

3.16	Absence of Litigation.

(a)

Except as disclosed in the Public Disclosure Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller or the Subsidiary or any of the Seller’s or the Subsidiary’s officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Seller or the Subsidiary.

(b)

Without limiting the generality of Section 3.16(a), no dispute between the Seller and any first nation group or joint venture partner exists or, to the knowledge of the Seller, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect on the Seller or the Subsidiary, except as disclosed in the Public Disclosure Documents.

3.17	Real Property and Mineral Interests and Rights. Except as set forth in the Public Disclosure Documents:

(a)

each of the Seller and the Subsidiary (i) has sufficient title, clear of any title defect or material Lien or other encumbrance, to the Upper Kobuk Mineral Properties (other than property to which it is lessee, in which case it has a valid leasehold interest) and has good and sufficient title to the real property interests including fee simple estate in real property, leases, easements, rights of way, permits or licences from landowners or authorities free and clear of any material Liens and other encumbrances permitting the use of land by the Seller and the Subsidiary necessary to permit the operation of their respective businesses as currently owned and conducted; (ii) holds all mineral rights required to continue their respective business and operations as currently conducted and as proposed to be conducted in the Public Disclosure Documents, and (iii) holds all mineral rights free and clear of all material Liens and other encumbrances and royalty burdens and surface fees, and none of such mineral rights is subject to reduction by reference to mine payout or otherwise except for those created in the ordinary course of business;

(b)	with respect to the Seller and the Subsidiary’s interests in the Upper Kobuk Mineral Properties:

(i)	such interests and rights have been properly located and recorded in compliance with applicable laws and are comprised of valid and subsisting mineral claims in each case, in all material respects;

(ii)

such property, interests and rights are in good standing under applicable laws, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made, in each case in all material respects;

(iii)

there is no material adverse claim against or challenge to the title to or use of such properties, interests and rights (including, without limitation, expropriations or similar proceedings), actual or threatened;

(iv)	the Seller or the Subsidiary has the exclusive right to deal with such properties, interests and rights;

(v)	no other person has any material interest in such properties, interests and rights or the production therefrom or any right to acquire any such interest;

(vi)

there are no back-in rights, earn-in rights, rights of first refusal or similar provisions which would materially affect the Seller’s or the Subsidiary’s interest in such properties, interests and rights; and

(vii)

neither the Seller nor the Subsidiary has received any notice, whether written or oral, from any Governmental Authority of any revocation or intention to revoke any interest of the Seller or the Subsidiary in any of such properties, interests and rights.

3.18

Mineral Resources. The estimated indicated, measured and inferred mineral resources disclosed in the Public Disclosure Documents have been prepared and disclosed in all material respects in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

3.19	Environmental Matters. Except as set forth in the Public Disclosure Documents:

(a)

(i) the Seller and the Subsidiary are in material compliance with all Environmental Laws, and (ii) the Seller and the Subsidiary and their predecessors have complied in all material respects with all Environmental Laws. Except as set forth in the Public Disclosure Documents, the Seller and the Subsidiary have no basis to expect, nor have they received any actual, or to the knowledge of Seller, threatened, written or oral Order, notice, report or other communication from any Governmental Authority or other Person of any actual, potential or alleged violation of or failure of either part to comply with any Environmental Law;

(b)

the Seller and the Subsidiary have obtained and complied with, and are in compliance with, all Governmental Authorizations that are required pursuant to any Environmental Laws for operations, and the occupation of the Upper Kobuk Mineral Properties;

(c)

(i) in connection with the Seller’s and the Subsidiary’s treatment, storage, disposal, transportation, handling, manufacturing and distribution of hazardous substances, none of the Seller, the Subsidiary nor any predecessor, with respect to its operations, has any current or future material liabilities, including any liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney’s fees, pursuant to any Environmental Laws, and (ii) to the knowledge of Seller, the Upper Kobuk Mineral Properties are not contaminated by any Hazardous Material to the extent that it may result in a Material Adverse Effect to the Seller or the Subsidiary;

(d)

no facts, events or conditions relating to the operations of the Seller or the Subsidiary, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any proceedings against the Seller or the Subsidiary or any remediation obligations or liabilities; and

(e)

there are no outstanding bonds, or other surety or security arrangements issued or entered into in connection with the operations of the Seller or the Subsidiary for remediation or otherwise. No other bond, surety or security arrangement is required to satisfy the requirements of any Environmental Laws or other laws applicable to the Seller or the Subsidiary with respect to their respective assets and operations.

3.20	Foreign Corrupt Practices.

(a)

Neither the Seller nor the Subsidiary nor, to the Seller’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Seller or the Subsidiary has, in the course of its actions for, or on behalf of, the Seller or the Subsidiary, as applicable, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials (Canada), each as amended and the regulations promulgated thereunder or any applicable law of similar effect of another jurisdiction.

(b)

The operations of the Seller and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Seller or the Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Seller, threatened.

(c)

Neither the Seller nor the Subsidiary nor, to the knowledge of the Seller, any director, officer, agent, employee or affiliate of the Seller or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Seller will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.21

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Private Placement, based upon any arrangement made by or on behalf of the Seller, which would make the Seller or Purchaser liable for any fees or commissions.

3.22

No Order. No Order suspending the distribution of the any securities of the Seller has been issued by any Canadian securities regulatory authority and no proceedings for that purpose have been initiated or are pending or, to the best of the Seller’s knowledge, threatened or contemplated by any Canadian securities regulatory authority, and any request made to the Seller on the part of any Canadian securities regulatory authority for additional information has been complied with.

3.23	Taxes.

(a)

The Seller and the Subsidiary have filed all Canadian, U.S., foreign, state, provincial and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) except as set forth in or contemplated in the Public Disclosure Documents, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Public Disclosure Documents.

(b)	At no time in the past 60 months has more than 50% of the fair market value of the common shares of the Seller been derived, directly or indirectly, from one or any combination of:

(i)	real or immovable property situated in Canada;

(ii)	Canadian resource properties (within the meaning of the Income Tax Act (Canada));

(iii)	timber resource properties (within the meaning of the Income Tax Act (Canada)); and

(iv)	options in respect of, or interests in, or for civil law rights in, property described in any of subparagraphs 3.23(b)(i) to (iii), inclusive, whether or not the property exists.

(c)

The Seller believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code, for the taxable year ended November 30, 2013. The Seller may be a PFIC for the current tax year as a result of the covenant in Section 5.3 hereof.

3.24

Insurance. The Seller and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Seller or the Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Seller and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Seller or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Seller nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Seller nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.25

Intellectual Property. The Seller and the Subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Seller’s and the Subsidiary’s business as now conducted or as proposed in the Public Disclosure Documents to be conducted, except where such failure could not reasonably be expected to have a Material Adverse Effect.

3.26

Material Agreements. To the knowledge of the Seller, no other party is in default in the observance or performance of any material term or obligation to be performed by it under any contract entered into by the Seller or the Subsidiary which is material to the business of the Seller or the Subsidiary, and no event has occurred which, with notice or lapse of time or both would directly or indirectly constitute such a default, in any case which default or event would have a Material Adverse Effect on the Seller or the Subsidiary.

3.27	Third-Party Transactions.

(a)

Neither the Seller nor the Subsidiary owes any money to, nor has the Seller or the Subsidiary made any outstanding loans to, or borrowed any monies from, or is otherwise indebted to any officer, director, employee, shareholder or any other person not dealing at “arms-length” (as defined in the Income Tax Act (Canada), as amended) with the Seller except for usual employee, director or officer reimbursements and compensation paid in the ordinary and normal course of business of the Seller or the Subsidiary.

(b)

Except as disclosed in the Public Disclosure Documents, neither the Seller nor the Subsidiary is party to any contract, agreement or understanding which is material to the Seller or the Subsidiary with any officer, director, employee or any other person not dealing at “arms-length” (as defined in the Income Tax Act (Canada), as amended) with the Seller or the Subsidiary.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

4.1	Existence and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of . The Purchaser has all powers required to carry on its business as now conducted.

4.2

Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized, and no additional action by the Purchaser is required for the approval of this Agreement. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act, 2012 (British Columbia).

4.3	Investment.

(a)

The Purchaser is acquiring the securities described herein as principal for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under applicable Securities Laws. The Purchaser is an institutional “Accredited Investor” as such term is defined in 501(a)(1), (2), (3) or (7) of Regulation D, as promulgated under the Securities Act and as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators.

(b)

Unless otherwise permitted under Canadian Securities Law, the Purchaser hereby agrees not to offer or sell the Units, Warrants and the Warrant Shares for a period of four months and one day from the Closing Date.

4.4

Reliance on Exemptions. The Purchaser understands that the Units are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and from the prospectus and registration requirements of Canadian securities laws and that the Seller is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units.

4.5

Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

4.6

General Solicitation. The Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the securities published on the internet or in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7

Regulatory or Third Party Consents or Approvals. No consent, approval, Order or authorization of, or declaration of filing with, any Governmental Authority or any other third party is required to be obtained by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, Orders or authorizations, or declarations of filings, as to which the failure to obtain or make would not, individually or the in aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

4.8	Legends. The Purchaser understands that the certificates representing the Unit Shares, Warrants and Warrant Shares shall bear the Canadian legend set forth below:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE WHICH IS FOUR MONTHS AND ONE DAY FOLLOWING THE CLOSING DATE].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”), HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTION ON TSX.

The Canadian legend set forth above shall be removed and the Seller shall issue a certificate or certificates without such legend to the holder of the Unit Shares at the earlier of: (a) the date the trade of such Unit Shares is qualified for distribution under applicable Canadian Securities Laws; and (b) anytime on or after four months and one day following the Closing Date.

The Purchaser understands and acknowledges that certificates representing the Unit Shares, Warrants and Warrant Shares purchased by it, and all certificates issued in exchange for or in substitution of such certificates, will bear the following legend upon the original issuance of the securities and until the legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

4.9

Restriction on Exercise. The Purchaser understands and acknowledges that the Warrants may not be exercised unless registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Seller or such other evidence as may be requested by the Seller to such effect, and that all certificates representing the Warrants purchased by it, and all certificates issued in exchange for or in substitution of such certificates, will bear a legend to such effect.

4.10

Compliance with Law. The entering into of this Agreement and the completion of the transactions contemplated hereby by the Purchaser including, without limitation, the issue and sale of the Units to the Purchaser does not contravene, conflict with or constitute a violation of any provision of any law, rule or regulation applicable in the jurisdiction in which the Purchaser resides or require or impose upon the Seller any obligation to prepare or file any document, or subject the Seller to any on-going obligations under, any law, rule or regulation of such jurisdiction.

ARTICLE 5
COVENANTS OF THE SELLER AND PURCHASER

5.1

Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchaser to discover any breach, default or misrepresentation by the Seller under this Agreement (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchaser or other holders of the Units of their rights hereunder to conduct an investigation shall not in any way diminish any liability of the Seller hereunder.

5.2

Most Favoured Nations. The Seller covenants and agrees with the Purchaser that should the Seller grant any other party any terms, conditions or rights relating to the Private Placement or any other similar offering of securities intended to close on or about the date of the Private Placement that are more favourable than the terms, conditions or rights granted to the Purchaser under this Agreement, the Seller shall forthwith notify the Purchaser in writing and shall give the Purchaser the right to, in its sole discretion, amend the terms, conditions or rights of this Agreement relating to such provisions to coincide with such other provisions. The Seller and the Purchaser shall promptly cause all such actions to take place as may be necessary to amend this Agreement to effect such changes.

5.3	Use of Proceeds. The Seller covenants that the Proceeds will be used by the Seller for ongoing activities to support the Seller’s properties and for general corporate purposes, as follows:

General and administrative (“G&A”) expenditures (excluding extraordinary expenses incurred in reducing annual G&A) during the 12 month period following Closing,	US$4.0 million

Program expenditures on the Upper Kobuk Mineral Properties during the 12 month period following Closing, and	US$2.7 million

Extraordinary expenses incurred in reducing annual G&A and for expenditures outside of the 12 month period following Closing.	US$0.8 million

For greater certainty, total cash G&A expenditures (including G&A type of expenditures allocated to projects, but excluding extraordinary expenses incurred in reducing annual G&A) during the 12 month period following Closing will not exceed US$4.0 million and cash program expenditures on the Upper Kobuk Mineral Properties by the Seller and the Subsidiary during the 12 month period following Closing will not exceed US$2.7 million. The Purchaser and the Seller acknowledge and agree that the expenses of the Seller and the Subsidiary for accounting purposes may exceed these limits as a result of non-cash expenses.

5.4

Perform Covenants. The Seller shall duly comply, and shall cause the Subsidiary to comply, with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchaser in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

5.5

Filings and Applications. As soon as reasonably practicable following the date hereof, the Seller shall use its reasonable commercial efforts to obtain approval of the transactions contemplated by this Agreement from each of the TSX and NYSE-MKT without the requirement for any approval from the shareholders of the Seller, it being understood that the Seller shall not be obligated to proceed with the transaction contemplated by the Agreement if shareholder approval is required by the TSX or NYSE- MKT.

5.6	Listing. The Seller will make application to list the Unit Shares and the Warrant Shares on the TSX and NYSE-MKT.

5.7

PFIC. If requested by the Purchaser in writing, the Seller and each of its subsidiaries in which Seller owns a majority of the issued and outstanding voting shares shall promptly (and in no event later than 60 days after the later of the date on which such request is received by the Seller and the end of the U.S. taxable year of the Seller, or its applicable Subsidiary) provide to the Purchaser, for each taxable year in which the Seller determines it or one or more of its applicable subsidiaries is a “passive foreign investment company” under Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and for the purposes of its “qualified electing fund” or “QEF” under Section 1295 of the U.S. Internal Revenue Code of 1986, as amended (a “QEF Election”):

(a)	“PFIC Annual Information Statement” as described in U.S. Department of the Treasury regulations 1.1295 1(g); and

(b)	All additional information that the Purchaser is required to obtain in connection with maintaining such QEF Election.

With respect to any subsidiary in which Seller owns 50% or less of the aggregate voting power, upon the written request of the Purchaser, the Seller will use reasonable best efforts to cause that such subsidiary provide such U.S. Holder with the information that such Purchaser requires to report under the QEF rules; provided, however, the Seller can provide no assurances that such subsidiary will provide such information. At the reasonable written request of the Purchaser, the Seller shall provide the Purchaser with information regarding the Seller’s determination of its and its applicable majority-owned subsidiaries’ statuses as PFICs, and, if requested in writing by the Purchaser, shall cooperate with the Purchaser in discussing the legal basis for such determination.

5.8

CFC. At the Purchaser’s written request, the Seller will provide any information reasonably available to it or its Affiliates in order for the Purchaser (a) to determine whether the Seller or any of its Subsidiaries is a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended, and (b) to make any required tax filings, including (without limitation) U.S. Internal Revenue Service Form 5471. At the Purchaser’s written request, the Seller will notify the Purchaser whether the Seller has determined that it or any of its Subsidiaries is a CFC.

     ARTICLE 6
CONDITIONS TO CLOSING

6.1

Mutual Conditions. The obligations of the Seller and the Purchaser to complete the transactions contemplated herein are subject to the fulfilment of the following conditions at or before the Closing or such other time as is specified below:

(a)

there shall be no action taken under any existing applicable laws or any statute, rule, regulation or Order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or Governmental Authority or similar agency, domestic or foreign, that:

(i)	makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the transactions contemplated herein; or

(ii)	results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein;

(b)	the Seller shall have received conditional listing approval for the Unit Shares and Warrant Shares from the TSX and the NYSE-MKT; and

(c)

all consents, approvals and authorizations (including, without limitation, the TSX, the NYSE-MKT, securities commissions and other regulatory approvals) required or necessary in connection with the transactions contemplated herein shall have been obtained on terms and conditions satisfactory to the Seller and Purchaser, acting reasonably, and all applicable domestic and foreign statutory or regulatory waiting periods to the transactions contemplated under this Agreement shall have expired or been terminated, and no objection or opposition shall have been filed, initiated or made by any regulatory authority during any applicable statutory or regulatory period.

The foregoing conditions are for the mutual benefit of the Seller on the one hand and Purchaser on the other hand and may be waived (to the extent permitted under applicable laws),, in whole or in part, by the Parties, at any time in which event the Parties shall have no further liability to fulfill such condition(s) except as provided under this Agreement, including pursuant to Section 8.2 hereof. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before July 15, 2014 then, either Party may rescind and terminate its obligations to sell or purchase the Units as contemplated by this Agreement by written notice to the other Party in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of such rescinding Party’s breach of this Agreement.

6.2

Conditions to Obligations of Purchaser to Effect the Closing. The obligations of the Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by the Purchaser:

(a)

The representations and warranties of the Seller contained in this Agreement (i) which are qualified by the expression “material,” “material adverse change” or “material adverse effect” shall be true and correct as of the date of this Agreement and the Closing Date as if made on such date, and (ii) all other representations and warranties in this Agreement which are not so qualified shall be true and correct in all material respects on the Closing Date as if made on such date, and the Seller shall provide a certificate of an officer of the Seller dated as of the Closing Date to such effect;

(b)	The Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to Closing;

(c)	The Closing will occur concurrently with the closing of the sales of a minimum of $7.5 million of Units (including the Units being purchased by the Purchaser) under the Private Placement;

(d)	Since the date of the latest audited balance sheet of the Seller, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(e)	The Seller shall deliver or cause to be delivered to the Purchaser:

(i)

certificates evidencing the aggregate number of Unit Shares and Warrants, duly authorized, issued, fully paid and non-assessable, to be purchased at the Closing by the Purchaser, registered in accordance with the registration and delivery instructions in Appendix B;

(ii)	a certificate of an officer of the Seller, in form and substance satisfactory to the Purchaser, certifying as follows:

(A)	that attached to such certificate is a true and complete copy of the constating documents of the Seller;

(B)

that attached thereto are true and complete copies of the resolutions of the board of directors of the Seller authorizing the execution, delivery and performance of this Agreement, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Unit Shares and the Warrants, and the reservation and allotment of the Warrant Shares;

(C)	the names and true signatures of the officers of the Seller signing this Agreement;

(D)	the matters contemplated by Section 6.2(a) hereof;

(E)	that the Seller has so complied with its covenants herein;

(F)	such other matters as required by this Agreement; and

(G)	such other matters as the Purchaser may reasonably request; and

(iii)	such additional documents or instruments with respect to the matters contemplated by this Agreement as requested by the Purchaser, acting reasonably; and

(f)

From the date hereof to the Closing Date, trading in the common shares of the Seller shall not have been suspended by the U.S. Securities and Exchange Commission or the NYSE-MKT or TSX and, at any time prior to the Closing Date, trading in securities shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, nor shall a banking moratorium have been declared either by the United States, Canada, New York State or British Columbia authorities, nor shall there have occurred any material adverse change in the financial markets which, in each case, in the reasonable judgment of the Purchaser, acting in good faith, makes it impracticable or inadvisable to purchase the Units at the Closing.

The foregoing conditions precedent are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in writing at any time in which event the Parties shall have no further liability to fulfill such condition(s) except as provided under this Agreement including pursuant to Section 8.2 hereof. If any of the conditions set forth in this Section 6.2 shall not be complied with or waived by the Purchaser on or before July 15, 2014, the Purchaser may rescind and terminate its obligations to purchase the Units pursuant to this Agreement by written notice to the Seller in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of Purchaser’s breach of this Agreement.

6.3

Conditions to Obligations of the Seller to Effect the Closing. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

(a)

At or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller payment of the Purchase Price, by certified cheque or wire transfer of immediately available funds to an account designated in writing by Seller prior to the Closing;

(b)

The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and as of the date of Closing, except as would not reasonably be expected to have a Material Adverse Effect on the Seller and the Subsidiary, on a consolidated basis;

(c)	The Closing will occur at the offices of the Seller’s Canadian legal counsel concurrently with the closing of the other sales under the Private Placement; and

(d)	The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to Closing.

The foregoing conditions precedent are for the exclusive benefit of the Seller and may be waived, in whole or in part, by the Seller in writing at any time on which event the Parties shall have no further liability to fulfill such condition(s) except as provided under this Agreement including pursuant to Section 8.2 hereof. If any of the conditions set forth in this Section 6.3 shall not be complied with or waived by the Seller on or before July 15, 2014, the Seller may rescind and terminate this Agreement by written notice to Purchaser in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of the Seller’s breach of this Agreement.

ARTICLE 7
INDEMNIFICATION, TERMINATION AND DAMAGES

7.1

Survival of Representations, Warranties and Covenants. The representations and warranties and covenants of the Seller and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two years. The Seller’s and the Purchaser’s warranties and representations shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchaser.

7.2	Indemnification.

(a)

The Seller agrees to indemnify and hold harmless the Purchaser, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of:

(i)	any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement;

(ii)	any breach of warranty or representation made by the Seller in this Agreement; and

(iii)	any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b)

The Purchaser agrees to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of:

(i)	any breach or default in the performance by the Purchaser of any covenant or agreement made by the Purchaser in this Agreement;

(ii)	any breach of warranty or representation made by the Purchaser in this Agreement; and

(iii)	any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

7.3

Indemnity Procedure. A Party agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other Party claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such Party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within 60 business days of the receipt of any written claim from any such third party, but not later than 20 days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least 15 days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named Parties to any proceeding include both Parties or representation of both Parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The Parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the Parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE 8
MISCELLANEOUS

8.1

Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement.

8.2

Fees and Expenses. The Seller shall reimburse the Purchaser for the Purchaser’s reasonable legal fees and other expenses up to an aggregate amount of US$50,000 relating to the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated herein and therein (including without limitation legal fees and expenses incurred by the Purchaser in connection with the Seller’s cancelled public offering and concurrent private placement announced on February 19, 2014 (if any)). In addition, the Seller will pay any stamp taxes or other similar duty or levy which may be applicable in connection with the transactions contemplated herein (including upon exercise of the Warrants).

8.3	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:

(a)	the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Vancouver time) on a business day;

(b)

the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (Vancouver time) on any business day, or;

(c)

the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to the Purchaser, addressed to:

[•]
[•]

Attn: [•]
Fax: [•]

cc:	[•]
[•]

Attention: [•]
Fax: [•]

If to the Seller, addressed to:

NovaCopper Inc.
Suite 1950 – 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K4
Canada

Attention: Rick Van Nieuwenhuyse
Fax: 604-638-0644

cc:	Blake, Cassels & Graydon LLP
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver, B.C. V7X 1L3
Canada

Attention: Trisha Robertson
Fax: 604-631-3309

or to such other address or addresses or facsimile number or numbers as either such Party may most recently have designated in writing to the other Party hereto by such notice.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Either Party may change its address for such communications by giving notice thereof to the other Party in conformity with this Section.

8.4

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Province of British Columbia without reference to the conflicts of laws principles thereof.

8.5	Successors and Assigns. This Agreement is personal to each of the Parties and may not be assigned without the prior written consent of the other Party hereto.

8.6

Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

8.7

Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.8

Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such Party, and the exercise of any one remedy shall not preclude the exercise of any other.

8.9

Amendment and Waivers. This Agreement may not be amended or supplemented by either Party hereto except pursuant to a written amendment executed by the Seller and the Purchaser. The waiver by a Party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

8.10	No Waiver. The failure of a Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions.

8.11

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against a Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the Parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.12

No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.13	Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

NOVACOPPER INC.

By:
Name:
Title:

PURCHASER:

[•]

By:
Name:
Title:

Address:

Fax No.:

APPENDIX A

DEFINITIONS

     The following terms when used in the Agreement shall have the respective meanings ascribed to them below: “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with a Person.

“Agreement” shall have the meaning ascribed thereto in the Preamble.

“Arctic Property” means the property on which the operations relating to the Arctic Project are conducted, all as more particularly described in the Public Disclosure Documents.

“Bornite Property” means the property on which the operations relating to the Bornite Project are conducted, all as more particularly described in the Public Disclosure Documents.

“Closing” shall have the meaning ascribed thereto in Section 2.2.

“Closing Date” shall have the meaning ascribed thereto in Section 2.2.

“Environmental Law” means any laws, statutes, ordinances, by-laws, regulations and Orders, including the common law and any directives or decisions rendered by any domestic or foreign ministry, department, administrative or regulatory agency, relating to pollutions or the regulations or protection of the environment, or the health, safety of person or property, and any other laws, statutes, ordinances, by-laws, regulations and Orders concerning emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and similar legislation, rules, regulations and policies under the authority of any political or legal entity having jurisdiction over the Seller, the Subsidiary or their respective operations or assets.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any supranational, national, federal, state, regional, tribal, provincial, local or municipal administrative, judicial, legislative, executive, regulatory, police or taxing government or governmental or quasi-governmental authority of any nature, including any agency, branch, bureau, department, commission, official or entity, or any court, arbitrator or other tribunal, whether domestic or foreign.

“Governmental Authorization” shall mean licenses, permits, consents, certificates, exemptions, registrations, waivers and other authorizations and approvals of any Governmental Authority.

“Hazardous Material” means (a) any petroleum or petroleum products, asbestos in any form or condition, urea, formaldehyde foam insulation and polychlorinated biphenyls (PCBs), (b) any other chemicals, materials, substances or wastes that are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import under any Environmental Law, and (c) any other chemicals, materials, substances or wastes, exposure to which is prohibited, limited or regulated by any Governmental Authority under any Environmental Law or with respect to which Liability or standards of conduct are imposed under any Environmental Law.

“Indemnified Party” shall have the meaning ascribed thereto in Section 7.3.

“Indemnifying Party” shall have the meaning ascribed thereto in Section 7.3.

“Liability” means any debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or other encumbrance of any kind in respect of such asset.

“Material Adverse Effect” shall mean, with respect to any person or entity, a material adverse effect on its condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole.

“Misrepresentation” shall have the meaning ascribed thereto in Section 3.6.

“Money Laundering Laws” shall have the meaning ascribed thereto in Section 3.20.

“OFAC” shall have the meaning ascribed thereto in Section 3.20.

“Order” means any order, writ, judgment, injunction, decree, ruling, assessment, stipulation, determination or award entered by or with any court, regulatory authority, or other Governmental Authority or arbitrator (in each case whether preliminary or final).

“Party” or “Parties” shall mean the Purchaser and/or the Seller, as applicable.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or any entity of any kind.

“PFIC” shall have the meaning ascribed thereto in Section 3.23.

“Private Placement” shall have the meaning ascribed thereto in the Preamble.

“Public Disclosure Documents” shall have the meaning ascribed thereto in Section 3.6.

“Purchase Price” shall have the meaning ascribed thereto in Section 2.1.

“Purchaser” shall have the meaning ascribed thereto in the Preamble.

“QEF Election” shall have the meaning ascribed thereto in Section 5.6.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended. “Securities Laws” shall have the meaning ascribed thereto in Section 3.6. “Seller” shall have the meaning ascribed thereto in the Preamble.

“Subscription Price” shall have the meaning ascribed thereto in the Preamble.

“Subsidiary” means NovaCopper U.S. Inc., a company incorporated under the laws of Delaware.

“TSX” shall mean the Toronto Stock Exchange.

“Unit” shall have the meaning ascribed thereto in the Preamble.

“Unit Share” shall have the meaning ascribed thereto in the Preamble.

“Upper Kobuk Mineral Properties” means collectively, the Arctic Property and the Bornite Property.

“Warrant” shall have the meaning ascribed thereto in the Preamble.

“Warrant Share” shall have the meaning ascribed thereto in the Preamble.

APPENDIX B

REGISTRATION AND DELIVERY INSTRUCTIONS

SCHEDULE 3.5

NovaCopper Inc.
Convertible Securities
As at June 25, 2014

	Number of Convertible	Convertible into Number
	Instruments	Common Shares
Stock Options	155,000	155,000
Restricted Share Units	422,340	422,340
Deferred Share Units	618,191	618,191
Sub-total		1,195,531
Plan of Arrangement Instruments
NOVAGOLD Arrangement Options	728,763	728,763
NOVAGOLD Deferred Share Units	20,685.70	3,447
Sub-total		732,210

Total		1,927,741

2

EXHIBIT A

FORM OF WARRANT

[See following page.]